23(n)	Form of Amended and Restated Plan for Multiple Classes of Shares dated as of November 30, 2009

TRANSAMERICA FUNDS
Form of
AMENDED AND RESTATED PLAN FOR MULTIPLE CLASSES OF SHARES
     WHEREAS, Transamerica Funds (the “Fund”) is a Delaware statutory trust engaged in business as an open-end management investment company and registered as such under the Investment Company Act of 1940, as amended (the “1940 Act”);
     WHEREAS, the Fund has established a Plan for Multiple Classes of Shares dated as of June 30, 1995 (“Prior Plan”);
     WHEREAS, the Board of Trustees, including a majority of Trustees who are disinterested persons of the Fund, have approved amendments to the Prior Plan, as in the best interests of each class of shares and the Fund as a whole;
     WHEREAS, pursuant to the terms of the Fund’s Declaration of Trust, as well as the 1940 Act and the rules and regulations thereunder, the Board of Trustees of the Fund has authority to approve and authorize the issuance of, and has previously approved and authorized the issuance of, an unlimited number of shares of beneficial interest as Class A, Class B, Class C, Class I, Class I2, Class P, Class R and Class T shares of each fund listed herein on Schedule A, as may be amended; and
     WHEREAS, the terms of such Class A, Class B, Class C, Class I, Class I2, Class P, Class R and Class T shares as previously approved and authorized for issuance by the Board are the same as the terms of Class A, Class B, Class C, Class I, Class I2, Class P, Class R and Class T shares set forth in this Amended and Restated Plan for Multiple Classes of Shares (the “Plan”).
     NOW, THEREFORE, this Plan is a plan as contemplated by Rule 18f-3(d) under the 1940 Act with respect to each class of shares of the Fund set forth on Schedule A. The Plan shall remain in effect until such time as the Board of Trustees terminates the Plan or makes a material amendment to the Plan. Any material amendment to the Plan must be approved by the Trustees, including a majority of the Trustees who are disinterested persons of the Fund, as in the best interests of each class of shares and the Fund as a whole.
SECTION I: CLASS DISTRIBUTION FEES AND SHAREHOLDER SERVICES
     (A) Class A shares are offered at net asset value and shall be subject to a front-end sales charge as set forth below:
Transamerica Asset Allocation — Conservative Portfolio
Transamerica Asset Allocation — Growth Portfolio
Transamerica Asset Allocation — Moderate Growth Portfolio
Transamerica Asset Allocation — Moderate Portfolio
Transamerica Balanced
Transamerica Diversified Equity
Transamerica Equity
Transamerica Focus
Transamerica Growth Opportunities
Transamerica Multi-Manager Alternative Strategies Portfolio
Transamerica Multi-Manager International Portfolio
Transamerica Small/Mid Cap Value

Sales Charge
as % of
Amount of Purchase	Offering Price
Less than $50,000	5.50%
$50,000 but less than $100,000	4.75%
$100,000 but less than $250,000	3.50%
$250,000 but less than $500,000	2.75%
$500,000 but less than $1,000,000	2.00%
$1,000,000 or more	0.00%

Transamerica AEGON High Yield Bond
Transamerica Flexible Income

Sales Charge
as % of
Amount of Purchase	Offering Price
Less than $50,000	4.75%
$50,000 but less than $100,000	4.00%
$100,000 but less than $250,000	3.50%
$250,000 but less than $500,000	2.25%
$500,000 but less than $1,000,000	1.25%
$1,000,000 or more	0.00%
Transamerica Short-Term Bond

Sales Charge
as % of
Amount of Purchase	Offering Price
Less than $500,000	2.50%
$500,000 but less than $750,000	2.00%
$750,000 but less than $1,000,000	1.50%
Transamerica Money Market

Sales Charge
as % of
Amount of Purchase	Offering Price
Not Applicable	Not Applicable
     (B) Class A shares may pay annual distribution and service fees of up to a total of 0.35% of the average daily net assets of each fund’s Class A shares. Such fees shall be calculated and accrued daily and paid monthly on an annualized basis of the average daily net assets of each fund’s Class A shares.
     A 1% contingent deferred sales charge (CDSC) will be applied to any redemption within 24 months of Class A shares purchased in amounts of $1 million or more on which no front-end sales charge was imposed, unless the Class A shares were purchased through a qualified retirement plan or through a “wrap” account for the benefit of clients of certain broker-dealers, financial institutions, or financial planners who have entered into arrangements with Transamerica Funds or TCI. Transamerica Short-Term Bond will apply such 1% CDSC to any such redemptions made within 12 months.
     (C) Class B shares are offered at net asset value and shall be subject to a CDSC if redeemed during the first 5 years of purchase, payable upon redemption, which shall be imposed as follows as a percentage of the lesser of the then current net asset value per share of the shares being redeemed or the net asset value per share of the shares being redeemed at the time of purchase:

Redemption During Year	Applicable Contingent Deferred Sales Charge Percentage
1	5%
2	4%
3	3%
4	2%
5	1%
6 and later	0%
     Class B shares purchased prior to March 1, 2004 are subject to a CDSC if shares are redeemed during the first 6 years of purchase (5%-1st year; 4%-2nd year;3%-3rd year; 2%-4th year; and 1%-5th & 6th years).
     (D) Class B shares may pay annual distribution and service fees of up to a total of 1.00% of the average daily net assets of each fund’s Class B shares. Such fees shall be calculated and accrued daily and paid monthly on an annualized basis of the average daily net assets of each fund’s Class B shares.

     (E) Class C shares are offered at net asset value, are subject to a 1% CDSC if shares are redeemed during the first 12 months of purchase. Class C shares may pay annual distribution and services fees up to a total of 1.00% of the average daily net assets of each fund’s Class C shares. Such fees shall be calculated and accrued daily and paid monthly on an annualized basis of the average daily net assets of each fund’s Class C shares.
     Class C shares purchased prior to March 1, 2004 are subject to a CDSC of 2% if shares are redeemed during the first 12 months, and a 1% CDSC if redeemed during the second 12 months.
     (F) Class I and Class I2 shares are offered at net asset value, are not subject to an annual distribution and service fee, and are not subject to a CDSC on any redemption of shares.
     (G) Class P shares are offered at net asset value and may pay annual distribution and service fees of up to 0.25% of the average daily net assets of a fund’s Class P shares, except for Class P shares of Transamerica Money Market, which is subject to a distribution fee of 0.10% per year (currently waived through at least April 30, 2010).
     (H) Class R shares are offered at net asset value and are not subject to a CDSC on any redemption of shares. Class R shares may pay annual distribution and service fees of up to a total of 0.50% of the average daily net assets of each fund’s Class R shares. Such fees shall be calculated and accrued daily and paid monthly on an annualized basis of the average daily net assets of each fund’s Class R shares.
     (I) Class T shares of Transamerica Equity are offered at net asset value and subject to a front-end sales charge as set forth below:

Sales Charge
as % of
Amount of Purchase	Offering Price
Less than $10,000	8.50%
$10,000 but less than $25,000	7.75%
$25,000 but less than $50,000	6.25%
$50,000 but less than $75,000	5.75%
$75,000 but less than $100,000	5.00%
$100,000 but less than $250,000	4.25%
$250,000 but less than $500,000	3.00%
$500,000 but less than $1,000,000	1.25%
$1,000,000 and over	0.00%
     (J) In determining whether a CDSC is payable, the Fund will comply with the provisions of Rule 6c-10 under the 1940 Act as currently adopted. Under Rule 6c-10, no CDSC is imposed with respect to 1) the portion of redemption proceeds attributable to the increase in the value of an account above the net cost of the investment due to increases in the net asset value per Class A, Class B or Class C; 2) Class A, Class B or Class C shares which have been acquired through reinvestment of income dividends or capital gain distributions; or 3) Class B shares held for more than five years after purchase, Class A shares held for more than 24 months after purchase, and Class C shares held for more than 12 months of purchase.
     (K) Notwithstanding the foregoing, the aggregate amounts of any front-end sales charge, any asset-based distribution plan fee and any CDSC imposed by the Fund shall comply with the requirements of Section 26(d) of the Financial Industry Regulatory Authority. Variations in front-end or back-end loads for Class A, Class B, Class C or Class T shares, respectively, may be available in accordance with Rule 22d-1 or Rule 6c-10 of the 1940 Act, as applicable.
SECTION II: CONVERSION FEATURES
     (A) Class A, Class C, Class I, Class I2, Class P, Class R and Class T shares do not have conversion features. However, if you hold Class A, Class C, Class I2 or Class P shares and are eligible for purchase of Class I shares, you may be eligible to convert your class Class A, Class C, Class I2 or Class P shares to Class I shares of the same fund, subject to certain conditions.
     (B) Class B shares will convert automatically to Class A shares of the same fund eight (8) years after the end of the calendar month in which the shareholder’s order to purchase such Class B shares was accepted, on the basis of the relative net asset values per share, without the imposition of any sales load, fee or other charge.
     (C) Class B shares in a shareholder’s account that are purchased through the reinvestment of dividends and other distributions paid with respect to Class B shares (and which have not converted to Class A shares) are considered to be held in a separate sub-account. Each time any Class B shares in the shareholder’s fund account (other than those in the sub-account) convert to Class A shares, an equal pro rata portion of the Class B shares in the sub-account will also convert to Class A shares. The portion converting is determined by the ratio that the shareholder’s Class B shares converting to Class A shares bears to the shareholder’s total Class B shares not acquired through dividends and distributions.
SECTION III: EXCHANGE PRIVILEGES
     (A) Shares of one fund may be exchanged only for shares in the same class of another fund on which a front-end sales charge was imposed. Class T shares may be exchanged for only Class A shares of any fund, other than Transamerica Equity. Class R shares may not be exchanged for any other share class.
     (B) Class B shares are exchangeable on the basis of relative net asset value per share without the payment of any CDSC that might otherwise be due on the redemption of such Class B shares. For purposes of computing the CDSC that may be payable upon a disposition of the Class B shares acquired in the exchange, the holding period for the previously owned Class B shares is “tacked” to the holding period of the Class B shares acquired through the exchange.
     (C) Any Transamerica Funds exchange will be based on the respective net asset value of the shares involved and may be made in amounts of $1,000 or more. There is no sales commission involved in an exchange of Class A, Class B, Class C, Class I, Class I2, Class P, Class R or Class T shares.
     (D) Notwithstanding any other provision of this Plan, in connection with the termination of Class B and Class C shares of Transamerica Clarion Global Real Estate Securities, Transamerica Jennison Growth, Transamerica MFS International Equity, Transamerica PIMCO Real Return TIPS and Transamerica PIMCO Total Return which occurred on September 25, 2009, Class B and Class C shares of such funds may be exchanged for Class A shares of any Transamerica Fund currently offering Class A shares.
SECTION IV: ALLOCATION OF CLASS EXPENSES
     Class A, Class B, Class C, Class I, Class P, Class I2, Class R and Class T shares of each fund shall have the same rights, preferences, voting powers, restrictions and limitations as to dividends, qualifications, and terms and conditions of redemption, except as follows:
(1)	Expenses related to the distribution of a class of shares or to services provided to the shareholders of a class of shares, shall be borne solely by such class;

(2)	The bearing of the expenses set forth in Section IV (1) solely by shares of each class shall be appropriately reflected (in the manner determined by the Board of Trustees) in the net asset value, dividend, distribution and liquidation rights of the shares of such class;

(3)	Expenses that may be borne by a particular class may also include: transfer agency fees attributable to a particular class; preparing, printing, mailing and distributing materials such as shareholder reports, prospectuses and proxy statements to current shareholders of a specific class; state and federal registration fees incurred by a specific class; litigation and other legal expenses relating to a particular class; administrative personnel and services required to support the shareholders of a specific class; and fees and other payments made to entities performing services for a particular class, including maintenance, dividend disbursing or subaccounting services or administration of a dividend reinvestment or systematic investment or withdrawal plan; and

(4)	Investment advisory fees, custodial fees and other expenses relating to the management of the fund’s assets shall not be allocated on a class-specific basis.
SECTION V: ALLOCATION OF FUND INCOME AND EXPENSES
     (A) Income, realized and unrealized capital gains and losses, and expenses that are not allocable to a specific class pursuant to Section IV above, shall be allocated to each class of a fund in accordance with Rule 18f-3(c) under the 1940 Act.
     (B) Dividends and other distributions paid by each fund with respect to its Class A, Class B, Class C, Class I, Class P, Class I2, Class R and Class T shares are calculated in the same manner and declared and paid at the same time. The per share income dividends on Class B, Class C and Class R shares of a fund are anticipated to be lower than the per share income dividends on Class A, Class I, Class I2, Class P and Class T shares of that fund as a result of higher distribution and service fees applicable to

Class B, Class C, and Class R shares.
     (C) All dividends and capital gain distributions, if any, with respect to a particular class, will be paid automatically in additional shares of that class at the net asset value per share determined as of the next business day following the record date, unless otherwise elected by the shareholder.
SECTION VI: REDEMPTIONS
     The value of fund shares on certain redemptions may be more or less than the shareholder’s cost or basis, depending upon the fund’s net asset value at the time of redemption. Class A, Class B and Class C shares may be subject to a CDSC, as defined in Rule 6c-10 of the 1940 Act as set forth in Section I above. Shares will normally be redeemed for cash.
SECTION VII: RECORDKEEPING
     The Fund shall preserve copies of this Plan and any related agreements for a period of not less than six years from the date of this Plan or agreement, the first two years in an easily accessible place.
SECTION VIII: AMENDMENTS
     This Plan may not be amended to change any material provision unless such amendment is approved by the vote of the majority of the Board of Trustees, including a majority of the Trustees who are not interested persons of the Fund, based on their finding that the amendment is in the best interest of each class individually and the Fund as a whole.
     The Fund has executed this Amended and Restated Plan for Multiple Classes of Shares on the day and year set forth below.
     Dated as of November 30, 2009.

By:	Dennis P. Gallagher
Vice President, General Counsel & Secretary

AMENDED SCHEDULE A
     The following series and classes of shares are offered effective as of November 30, 2009:

	Transamerica AllianceBernstein	Transamerica Asset Allocation — Conservative
Transamerica AEGON High Yield Bond	International Value	Portfolio
Class A	Class I2	Class A
Class B		Class B
Class C		Class C
Class I		Class I
Class I2		Class R
Class P

Transamerica Asset Allocation — Growth	Transamerica Asset Allocation —	Transamerica Asset Allocation — Moderate
Portfolio	Moderate Growth Portfolio	Portfolio
Class A	Class A	Class A
Class B	Class B	Class B
Class C	Class C	Class C
Class I	Class I	Class I
Class R	Class R	Class R

Transamerica BlackRock Global
Transamerica Balanced	Allocation	Transamerica BlackRock Large Cap Value
Class A	Class I2	Class I2
Class B
Class C
Class I
Class I2
Class P

Transamerica BlackRock Natural	Transamerica BNY Mellon Market	Transamerica Clarion Global Real Estate
Resources	Neutral Strategy	Securities
Class I2	Class I2	Class I2

Transamerica Diversified Equity	Transamerica Equity	Transamerica Federated Market Opportunity
Class A	Class A	Class I2
Class B	Class B
Class C	Class C
Class I	Class I
Class I2	Class I2
Class P	Class P
Class T

Transamerica First Quadrant Global
Macro	Transamerica Flexible Income	Transamerica Focus
Class I2	Class A	Class A
	Class B	Class B
	Class C	Class C
	Class I	Class I
	Class I2	Class I2
Class P

Transamerica Growth Opportunities	Transamerica Jennison Growth	Transamerica JPMorgan Core Bond
Class A	Class I2	Class I2
Class B
Class C
Class I
Class I2
Class P

Transamerica JPMorgan International	Transamerica JPMorgan Mid Cap
Bond	Value	Transamerica Loomis Sayles Bond
Class I2	Class I2	Class I2

Transamerica Multi-Manager Alternative
Transamerica MFS International Equity	Transamerica Money Market	Strategies Portfolio
Class I2	Class A	Class A
	Class B	Class C
	Class C	Class I
Class I
Class I2
Class P

Transamerica Multi-Manager	Transamerica Neuberger Berman	Transamerica Oppenheimer Developing
International Portfolio	International	Markets
Class A	Class I2	Class I2
Class B
Class C
Class I

Transamerica Oppenheimer Small- &	Transamerica PIMCO Real Return
Mid-Cap Value	TIPS	Transamerica PIMCO Total Return
Class I2	Class I2	Class I2

Transamerica Schroders International
Small Cap	Transamerica Short-Term Bond	Transamerica Small/Mid Cap Value
Class I2	Class A	Class A
	Class C	Class B
	Class I	Class C
Class I
Class I2

Transamerica Thornburg
Transamerica Third Avenue Value	International Value	Transamerica UBS Large Cap Value
Class I2	Class I2	Class I2

Transamerica Van Kampen Emerging	Transamerica Van Kampen Mid-	Transamerica Van Kampen Small Company
Markets Debt	Cap Growth	Growth
Class I2	Class I2	Class I2

Transamerica WMC Emerging Markets
Class I2